UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2025

Lazard, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32492	98-0437848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Rockefeller Plaza
New York, New York		10112
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 212-632-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LAZ	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On August 1, 2025, Lazard Group LLC (“Lazard Group”), a subsidiary of Lazard, Inc., completed its previously announced offering of an aggregate principal amount of $300,000,000 of Lazard Group’s 5.625% Senior Notes due 2035 (the “Notes”) in a registered public offering pursuant to Lazard Group’s shelf registration statement on Form S-3 (Registration No. 333-285808).
The Notes were issued pursuant to a twelfth supplemental indenture, dated August 1, 2025 (the “Twelfth Supplemental Indenture”), between Lazard Group, as the issuer, Lazard, Inc., as guarantor, and The Bank of New York Mellon, as trustee, to an indenture, dated May 10, 2005 (the “Indenture”), between Lazard Group and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. The Notes bear interest at the rate of 5.625% per year. Interest on the Notes is payable on February 1 and August 1 of each year, beginning on February 1, 2026. The Notes will mature on August 1, 2035. Lazard Group may, at its option, redeem some or all of the Notes at any time by paying the applicable redemption prices set forth in the Indenture and the Twelfth Supplemental Indenture. In addition, holders of the Notes may require Lazard Group to repurchase the Notes upon the occurrence of a change of control triggering event. The Notes are senior unsecured obligations of Lazard Group and rank equally with all of Lazard Group’s other existing and future senior unsecured indebtedness. The Notes are fully and unconditionally guaranteed by Lazard, Inc. (the “Guarantees”). The Guarantees are unsecured unsubordinated obligations of Lazard, Inc. and rank equally with all of Lazard, Inc.’s other unsecured unsubordinated debt obligations. The Indenture and the Twelfth Supplemental Indenture contain certain covenants, events of default, and other customary provisions.
On July 28, 2025, Lazard Group entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the several underwriters listed on Schedule I thereto (collectively, the “Underwriters”), pursuant to which Lazard Group agreed to sell and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, the Notes.
The foregoing descriptions of the Notes, the Guarantees, the Indenture, the Twelfth Supplemental Indenture, and the Underwriting Agreement are only a summary and are qualified in their entirety by reference to the full text of the Indenture, the Twelfth Supplemental Indenture, and the Underwriting Agreement. A copy of the Twelfth Supplemental Indenture is attached hereto as Exhibit 4.1, a copy of the Indenture is attached as Exhibit 4.1 to Lazard Group’s Registration Statement (File No. 333-126751) on Form S-4 filed on July 21, 2005, a copy of the Underwriting Agreement is attached hereto as Exhibit 1.1, and each is incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 8.01    Other Events.
On August 1, 2025, Lazard, Inc. issued a press release announcing the total consideration for Lazard Group’s previously announced cash tender offer (the “Tender Offer”) for any and all of Lazard Group’s outstanding 3.625% Senior Notes due March 1, 2027 (the “2027 Notes”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
On August 1, 2025, Lazard, Inc. issued a separate press release announcing the completion of the offering of the Notes by Lazard Group. Lazard Group previously announced its intention to use the net proceeds from the offering of the Notes to repurchase all of its outstanding 2027 Notes that are validly tendered and not validly withdrawn and accepted for purchase pursuant to the Tender Offer, and to pay fees and expenses related to the Tender Offer, and to use the remaining amount for general corporate purposes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 28, 2025, among Lazard Group LLC, Lazard, Inc. and Citigroup Global Markets Inc., as representative of the several underwriters listed on Schedule I thereto
4.1	Twelfth Supplemental Indenture, dated as of August 1, 2025, between Lazard Group LLC, as the issuer, Lazard, Inc., as guarantor, and The Bank of New York Mellon, as trustee
5.1	Opinion of Sullivan & Cromwell LLP, relating to Lazard Group LLC’s 5.625% Senior Notes due 2035
23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)
99.1	Press Release related to the Notes, dated August 1, 2025
99.2	Press Release relating to the Tender Offer, dated August 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD, INC. (Registrant)

	By:	/s/ Shari Soloway
	Name:	Shari Soloway
	Title:	Corporate Secretary
Dated: August 1, 2025